UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CPG COOPER SQUARE INTERNATIONAL EQUITY, LLC
CPG FOCUSED ACCESS FUND, LLC
CPG VINTAGE ACCESS FUND, LLC
CPG VINTAGE ACCESS FUND II, LLC
CPG VINTAGE ACCESS FUND III, LLC
CPG VINTAGE ACCESS FUND IV, LLC

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Important information enclosed. Please respond as soon as possible.

SAMPLE-EPB

Our records show that you have not yet voted.

0000 0000 0000 0000

The Joint Special Meeting of Unitholders will be held on February 18, 2022. Whether or not you plan to virtually attend the meeting, your vote is very important.

You can vote online, by telephone, or mail. Simply follow the instructions on the enclosed proxy card(s). For your convenience, we’ve highlighted where you can find your unique Control Number(s).

If you invested in more than one fund, proxy cards for each investment are enclosed.

Please vote with each enclosed proxy card.

FOUR WAYS TO VOTE

ONLINE

WWW.PROXYVOTE.COM

Please have your proxy card(s) on hand when accessing the website. There are easy-to-follow directions to help you vote.

PHONE

WITHOUT PROXY CARD(S)

Call 1-800-574-6506

Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist.

WITH PROXY CARD(S)

Call 1-800-690-6903 to vote using an automated system with your control number(s).

QR CODE

WITH A SMARTPHONE

Vote by scanning the Quick Response Code or “QR Code” on the proxy card(s) enclosed.

MAIL

BY MAIL

Mark, sign and date your proxy card(s) and return in the

postage-paid envelope provided.

Central Park Group will make a charitable donation to Ronald McDonald House New York in the amount of $1 per Unitholder that votes. Ronald McDonald House New York provides temporary housing and support services for families battling pediatric cancer and other serious illnesses as they travel to New York City for potentially lifesaving treatment.

CPG Cooper Square International Equity, LLC CPG Focused Access Fund, LLC

CPG Vintage Access Fund, LLC

CPG Vintage Access Fund II, LLC CPG Vintage Access Fund III, LLC CPG Vintage Access Fund IV, LLC

[DATE]

We still need your vote.

We recently sent you proxy materials for an upcoming Joint Special Meeting of Unitholders of the above- mentioned Funds to be held on February 18, 2022. As of the date of this letter, we have not received voting instructions for your account(s).

Your vote is extremely important to us. Proxy participation will make a meaningful difference in our ability to conduct business related to the proposed acquisition by Macquarie Management Holdings, Inc. of Central Park Group, LLC, the parent company of the Funds’ investment adviser. Our Board of Directors recommends that you vote FOR the proposals up for consideration.

Please vote your shares today using any one of the methods described below. To express our appreciation for your participation, Central Park Group, LLC will make a charitable donation to Ronald McDonald House New York in the amount of $1 per Unitholder that votes. If you have questions about voting, please contact our proxy solicitor, Broadridge, at 1-800-574-6506.

Thank you for your continued support. Sincerely,

Mitchell A. Tanzman

Director and Principal Executive Officer of the Funds

FOUR WAYS TO VOTE

ONLINE

WWW.PROXYVOTE.COM

Please have your proxy card(s) on hand when accessing the website. There are easy-to-follow directions to help you vote.

PHONE

WITHOUT PROXY CARD(S)

Call 1-800-574-6506

Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist.

WITH PROXY CARD(S)

Call 1-800-690-6903 to vote using an automated system with your control number(s).

QR CODE

WITH A SMARTPHONE

Vote by scanning the Quick Response Code or “QR Code” on the proxy card(s) enclosed.

MAIL

BY MAIL

Mark, sign and date your proxy card(s) and return in the

postage-paid envelope provided.

R40959-LTR